Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$72,292,114
Realized Gain (Loss) on Swap Contracts	7,023,647
Unrealized Gain (Loss) on Market Value of Commodity Futures	(52,409,114)
Unrealized gain (loss) on Fair Value of Swap Contracts	(50)
Dividend Income	1,233,753
Interest Income	4,682,664
ETF Transaction Fees	33,000
Total Income (Loss)	$32,856,014

Expenses
General Partner Management Fees	$549,153
Professional Fees	183,492
Brokerage Commissions	55,762
Directors' Fees and insurance	65,490
License fees	18,305
Total Expenses	$872,202
Net Income (Loss)	$31,983,812

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$1,479,178,861
Additions (8,300,000 Shares)	611,867,254
Withdrawals (8,600,000 Shares)	(626,217,125)
Net Income (Loss)	31,983,812

Net Asset Value End of Month	$1,496,812,802
Net Asset Value Per Share (19,923,603 Shares)	$75.13

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596